United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2016 sustainable petroleum group inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	000-0000000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2316 Pine Ridge Road, 383 Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 239-316-4593

Blue spa incorporated 403 E. Commerce Street, San Antonio, Texas, 78205
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Petroleum Group Inc.	Page 2

Information to be included in report

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Termination of Independent Registered Public Accounting Firm

On November 14, 2016, DCAW (CPA) Limited (“DCAW”), the independent accountants of Sustainable Petroleum Group Inc. (“SPGX”), expanded and changed its name to Centurion ZD CPA Limited (“Centurion”).

DCAW’s report on the financial statements of SPGX for the year ended May 31, 2016, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a statement regarding the uncertainty of SPGX’s ability to continue as a going concern.

There have been no disagreements between SPGX and DCAW during the fiscal year ended May 31, 2016 and the subsequent interim period up to and including the date of Centurion’s expansion and name change on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DCAW, would have caused them to make reference to the subject matter of the disagreement in connection with their report on SPGX’s financial statements for those periods. During SPGX’s fiscal year ended May 31, 2016, SPGX disclosed that its internal controls over financial reports were not effective. SPGX’s internal control weaknesses were discussed by its Board of Directors with DCAW, and DCAW has been authorized to respond fully to the inquiries of SPGX’s successor accountants with respect to such weaknesses.

SPGX has provided DCAW with a copy of this report and has requested in writing that DCAW provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. SPGX has received the requested letter from DCAW and has included such letter as an exhibit to this report.

(b)	Appointment of Independent Registered Public Accounting Firm

On January 12, 2017, SPGX appointed Centurion as its new independent accountants. The Board of Directors unanimously approved the engagement of Centurion.

SPGX did not consult with Centurion during the fiscal year ended May 31, 2016 and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on SPGX’s financial statements, and neither a written report was provided to SPGX nor oral advice was provided that the newly appointed accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event as defined and described in paragraphs (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 13, 2017 Dr. Philip Grothe consented to and was appointed the President and the Chief Executive Officer of Sustainable Petroleum Group Inc. (“SPGX”) by the board of directors.

Also, on January 13, 2017 Dr. Philip Grothe consented to and was appointed as an additional director of SPGX, by consent resolutions of the board of directors.

The board of directors and management of SPGX currently consists of Dr. Philip Grothe as a director and as the President and Chief Executive Officer of SPGX and Suha Hächler as a director and as the Chief Financial Officer, the Treasurer, and the Corporate Secretary of SPGX.

Dr. Philip Grothe (42 years old) has been the President and Chief Executive Officer of SPGX since January 2017 and a director of SPGX since January 2017. During the past five years, Dr. Grothe has been the CEO of alimex Group since 2014, and worked for Simon, Kucher & Partners from 2006 to 2013 as an equity partner.

Suha Hächler (68 years old) has been the Chief Financial Officer, the Treasurer, and the Corporate Secretary of SPGX since July 2016 and a director of SPGX since August 2016. During the past five years, Mr. Hächler has been an entrepreneur and executive officer in several companies, including Xerox AG, where he was involved with the development and implementation of the printing systems. Mr. Hächler is currently teaching business management consultancy at the international school Gustav Käser in Switzerland and also studied economics at the international school HSG St. Gallen in Switzerland.

SPGX does not have any committees, and therefore no directors or officers have served or do serve on any committees, other than the audit committee, which the two directors currently are members. Mr. Hächler did not resign as the President or Chief Executive Officer as a result of any disagreement with SPGX.

During the past three years, Dr. Grothe has not served as a director of any listed companies.

During the past three years, Mr. Hächler has not served as a director of any listed companies.

There is no family relationship among the directors or officers of SPGX.

Form 8-K	Sustainable Petroleum Group Inc.	Page 3

During the last two years, there has been no transaction or proposed transaction that SPGX was or is a party to in which any of Dr. Grothe or Mr. Hächler had or is to have a direct or indirect material interest.

SPGX has not entered into any material plan, contract, or arrangement (whether or not written) with any of any of Dr. Grothe or Mr. Hächler.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter to Securities and Exchange Commission dated January 13, 2017 from Centurion ZD CPA Limited (fka DCAW (CPA) Limited) regarding change in independent registered public accounting firm.	Included

Form 8-K	Sustainable Petroleum Group Inc.	Page 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Petroleum Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable petroleum group inc.

Dated: January 17, 2017	By:	/s/ Dr. Philip Grothe
Dr. Philip Grothe – President & CEO